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(10)(15) Consulting Agreement with Rainer Poertner dated July 1, 2005


                              CONSULTING AGREEMENT


This Consulting Agreement (the "Agreement") is made to be effective as of the 1st day of July, 2005 by and between Rainer Poertner, 730 Oxford Avenue, Marina del Rey, CA 90292 ("Consultant") and Marketing Worldwide Corporation, a Delaware corporation ("Company"), whose principal place of business is 2212 Grand Commerce Drive, Howell, Michigan 48855.

WHEREAS:

1. Consultant is willing and capable of providing on a "best efforts" basis various consulting services for all aspects of MWW's business, from sales to marketing, customer relations, new business development and corporate organization for and on behalf of Company.

2. Company desires to retain Consultant as an independent consultant and Consultant desires to be retained in that capacity upon the terms and conditions hereinafter set forth. Company recognizes that this Agreement is an extension of the consulting agreement and its subsequent amendments entered into earlier.

3. This Agreement supersedes all earlier Agreements and represents the only valid Agreement between the parties.


NOW THEREFORE, in consideration of the mutual promises and agreements hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. CONSULTING SERVICES. Company hereby retains Consultant as an independent consultant to Company and Consultant hereby accepts and agrees to such retainer. Consultant shall render to Company services of an advisory or consultative nature in order to advise on all aspects of MWW's business, from sales to marketing, customer relations, new business and product development and corporate organization as detailed in attachment A. Consultant will from time to time issue verbal or written reports to inform Company on Consultant's activities.

2. TIME, PLACE AND MANNER OF PERFORMANCE. Consultant shall be available for advice and counsel to the officers and directors of Company at such reasonable and convenient times and places as may be mutually agreed upon.

3. TERM. The term of this Agreement shall commence as of the date hereof and continue until July 31, 2006 and then renew itself automatically for additional one-year terms, unless terminated in accordance with Paragraph 7 below.
4. COMPENSATION. The Company will pay consultant the amount of $10,000 per month, such payments to be made at the 1st of each month. The Company acknowledges a prior grant to Consultant of an option to purchase 200,000 shares of the common stock of the Company at a price equal to 125% of the 30 day average closing bid price for Marketing Worldwide Corporation's common stock for the first 30 days of trading in the U.S. capital markets.

5.       OMITTED

6. EXPENSES. All expenses incurred by Consultant in connection with the services, except Consultants general office expenses, will be borne by the Company; amounts in access of $500. - need to be approved in advance by Company.

7. TERMINATION. This agreement may be terminated by the Consultant or the Company upon one hundred and twenty (120) days prior written notice.

8. DISCLOSURE OF INFORMATION. Consultant and Company both recognize and acknowledge that they have and may have access to certain confidential information that are valuable, special and unique assets and property of Consultant and Company and such affiliates. Both parties will not, during or after the term of this Agreement, disclose, without the prior written consent or authorization of the other party, any of such information to any person, except to representatives of parties, for any reason or purpose whatsoever. In this regard, the parties agree that such authorization or consent to disclosure may be conditioned upon the disclosure being made pursuant to a secrecy agreement, protective order, provision of statute, rule, regulation or procedure under which the confidentiality of the information is maintained in the hands of the person to whom the information is to be disclosed or in compliance with the terms of a judicial order or administrative process.

9. NATURE OF RELATIONSHIP. It is understood and acknowledged by the parties that Company is retaining Consultant in an independent capacity and that in this connection Consultant hereby agrees not to enter into any agreement or incur any obligation on behalf of Company without the written consent of Company.

10. CONFLICT OF INTEREST NONINTERFERENCE WITH BUSINESS. Consultant shall be free to perform services for other persons provided that it shall obtain Company's prior written approval if it intends to provide consulting services for any other person which may conflict with its obligations hereunder. Consultant also agrees not to disclose any confidential information to such persons and during and for a period of one (1) year immediately following the termination of this Agreement by either party, not to solicit or induce any employee or independent contractor or general business relationship to terminate or breach an employment, or to prevent and/or terminate a contractual or other relationship with Company.

11. INDEMNIFICATION BY COMPANY. Company agrees to indemnify and hold harmless Consultant against any losses, claims, damages, liabilities and/or expenses (including any legal or other expenses reasonably incurred in investigating or defending any action or claim in respect thereof) to which Consultant may become subject to arising from this Agreement or the actions of Company or any of its directors, officers or affiliates. Company will comply with all of the applicable laws of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended.

12. WAIVER OF BREACH. Any waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by the other party.

13. ASSIGNMENT. This Agreement and the rights and obligations of the parties hereunder shall not be assigned without the prior written approval of the other and shall inure to the benefit of and shall be binding upon their successors and assigns.

14. SEVERABILITY. All agreements and covenants contained herein are severable, and in the event any of them shall be held to be invalid by any competent court, the Agreement shall be interpreted as if such invalid agreements or covenants were not contained herein.

15. ENTIRE AGREEMENT. This Agreement constitutes and embodies the entire understanding and agreement of the parties and supersedes and replaces all prior understandings, agreements and negotiations between the parties. This Agreement is governed by the laws of California.

16. WAIVERS AND MODIFICATION. Any waiver, alteration or modification of any of the provisions of this Agreement shall be valid only if made in writing and signed by the parties hereto. Each party hereto, from time to time, may waive any of its rights hereunder without affecting a waiver with respect to any subsequent occurrences or transactions hereof.

17. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original but both of which taken together shall constitute but one and the same document.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of September 7, 2005.


Rainer Poertner                             Marketing Worldwide Corporation



/s/ Rainer Poertner                         /s/ Michael Winzkowski
---------------------------                 --------------------------------
                                            President & CEO


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ATTACHMENT A

Rainer Poertner Responsibilities
--------------------------------

1. General corporate organization
2. Responsible for improving corporate report structure and communication
3. Member of Management team for most crucial corporate decisions (Winzkowski, Marvin, Poertner)
4. Member of internal new product review board
5. Marketing Plans
6. Assisting CFO in preparation and analysis of financial reports
7. Supervision of MWW sales efforts in CA
8. High level management meetings with SouthEast Toyota and Gulf States Toyota.
9. Coordination with legal counsel and auditors
10. Support in preparation of SEC filings
11. Communication with brokerage firm for filing of 15c211
12. Supervision of development of MWW web site and e-commerce initiative
13. Develop and manage the relationship with Kia Motors of America

Special Projects
----------------

1. Expanding business with AWA/AISIN (potential joint venture in OE area)
2. Expanding business with BORLA
3. Coordination of Nissan-Borla-MWW relationship for new product development and
4. OE certification of MWW/Borla by Nissan
5. Coordination of activities for Toyota at premises in Torrance, CA
6. Coordination with main supplier Colortek (paint facility)
7. Coordination with MicroScience, CA for development of major new product, negotiation of agreements.